UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

CLIMB BIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 145 Wellesley Hills, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 857-2596

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CLYM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 30, 2025, the Board of Directors (the “Board”) of Climb Bio, Inc. (the “Company”) appointed Susan Altschuller, Ph.D., MBA, as Chief Financial Officer and Treasurer of the Company and designated her as the Company’s principal financial officer, effective as of October 1, 2025 (the “Effective Date”).

Susan Altschuller, Ph.D., MBA, 44, most recently served as Chief Financial Officer of Dragonfly Therapeutics, Inc., a private biotechnology company, from August 2024 to December 2024. Prior to that, she served as the Chief Financial Officer of Cerevel Therapeutics, Inc. (“Cerevel”), a publicly traded clinical-stage biopharmaceutical company, from May 2023 until its acquisition by AbbVie Inc. in August 2024. Prior to joining Cerevel, Dr. Altschuller was Chief Financial Officer of ImmunoGen, Inc. (“ImmunoGen”), a publicly traded biopharmaceutical company, from July 2020 to March 2023. Before ImmunoGen, Dr. Altschuller worked at Alexion Pharmaceuticals, Inc., a global biopharmaceutical company, where she served as Head of Enterprise Finance from April 2020 to July 2020 and Head of Investor Relations from January 2018 to April 2020. From February 2017 to January 2018, Dr. Altschuller was Head of Investor Relations at Bioverativ Inc., a multinational biotechnology company created from a separation of Biogen Inc.’s (“Biogen”) global hemophilia business. Early in her career, Dr. Altschuller held positions at Biogen in various functions of increasing responsibility, including investor relations, corporate finance, and commercial finance. Dr. Altschuller holds a BSE in Biomedical Engineering with honors from Tulane University, a Ph.D. in biomedical engineering from the Illinois Institute of Technology, and an MBA from the MIT Sloan School of Management. She previously served as a director of Mural Oncology plc from November 2023 to September 2024, and is a founding board member of the HNRNP Family Foundation.

Pursuant to an offer letter (the “Offer Letter”), dated September 30, 2025, between the Company and Dr. Altschuller governing the terms of her employment, Dr. Altschuller will be paid a base salary of $510,000 per year. Dr. Altschuller will also be eligible to receive an annual discretionary bonus of up to 40% of her annualized base salary each year, as determined by the Board in its sole discretion. Also, as a condition to her employment and pursuant to the Offer Letter, Dr. Altschuller will enter into a confidential information, inventions assignment, non-competition and non-solicitation agreement with the Company.

Effective as of the Effective Date, the Board granted to Dr. Altschuller a stock option to purchase 600,000 shares of the Company’s common stock (the “Common Stock”) at an exercise price per share equal to the closing price of the Common Stock on The Nasdaq Global Market on the Effective Date (the “Option”). The Option was granted pursuant to the Company’s 2025 Inducement Plan, as amended, and will vest as to 25% of the shares underlying the Option on the first anniversary of the Effective Date and in 36 equal monthly installments thereafter, subject to Dr. Altschuller’s continued service.

In addition, the Offer Letter provides that Dr. Altschuller will be eligible to participate in benefits plans offered to similarly-situated employees by the Company, subject to plan terms and generally applicable Company policies. In the event that the Company terminates Dr. Altschuller’s employment without cause (as defined in the Offer Letter) or Dr. Altschuller resigns for good reason (as defined in the Offer Letter) at any time that is not during the three months prior to, as of, or within twelve months following the effective date of a change in control (as defined in the Offer Letter) and subject to the satisfaction of certain conditions, including Dr. Altschuller’s execution of a separation agreement containing an effective, general release of claims in favor of the Company, the Company will be obligated to (1) (a) in the case where Dr. Altschuller has been employed with the Company for at least 12 months, pay to Dr. Altschuller in a single lump sum an amount equal to nine months of her then current base salary and the amount of her target annual discretionary bonus opportunity for the year in which the termination of her employment occurs (the “Target Amount”), or (b) in the case where Dr. Altschuller has been employed with the Company for less than 12 months, pay to Dr. Altschuller in a single lump sum an amount equal to four months of her then current base salary and the Target Amount, (2) make payments for the continuation of Dr. Altschuller’s health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of (a) in the case where Dr. Altschuller has been employed with the Company for at least 12 months, up to nine months, or (b) in the case where Dr. Altschuller has been employed with the Company for less than 12 months, up to four months, and (3) accelerate the vesting and exercisability of any outstanding and unvested equity awards subject to time-based or service-based vesting that are held by Dr. Altschuller as of immediately prior to her termination of employment and that are scheduled to vest and become exercisable in the three month period immediately following Dr. Altschuller’s termination of employment. Alternatively, if the Company terminates Dr. Altschuller’s employment without cause or Dr. Altschuller resigns for good reason during the three months prior to, as of, or within 12 months following the effective date of a change in control, and subject to the satisfaction of certain conditions, including Dr. Altschuller’s execution of a separation agreement containing an effective, general release of claims in favor of the Company, the Company will be obligated to (1) pay to Dr. Altschuller in a single lump sum an amount equal to 12 months of her then current base salary, the Target Amount and any annual bonus for the previous calendar year that has not yet been paid, (2) make payments for the continuation of Dr. Altschuller’s health coverage under COBRA for a period of up to 12 months and (3) accelerate the vesting and exercisability of all outstanding and unvested equity awards subject to time-based or service-based vesting that are held by Dr. Altschuller as of immediately prior to her termination of employment.

In addition, Dr. Altschuller will enter into an indemnification agreement with the Company, the form of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-257980) filed with the SEC on August 2, 2021, pursuant to which the Company may be required, among other things, to indemnify Dr. Altschuller for certain expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Dr. Altschuller in any action or proceeding arising out of her service to and activities on behalf of the Company.

There is no arrangement or understanding between Dr. Altschuller and any other person pursuant to which Dr. Altschuller was appointed as Chief Financial Officer of the Company. There are no related party transactions between the Company and Dr. Altschuller reportable under Item 404(a) of Regulation S-K and no family relationships between Dr. Altschuller and any of the Company’s directors or officers.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

As a result of Dr. Altschuller’s designation as principal financial officer, Cindy Driscoll, the Company’s Senior Vice President, Finance, ceased to serve as the Company’s principal financial officer, effective as of the Effective Date. Ms. Driscoll continues to serve as the Company’s principal accounting officer.

Amendment to Inducement Plan

On September 30, 2025, the Board, upon the recommendation of the Compensation Committee of the Board, approved an amendment to the Company’s 2025 Inducement Plan (the “Inducement Plan”) to increase the number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) reserved for issuance under the Inducement Plan from 1,250,000 shares of Common Stock to 2,000,000 shares of Common Stock.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated September 30, 2025, between Climb Bio, Inc. and Susan Altschuller, Ph.D., MBA

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Climb Bio, Inc.

Date: October 1, 2025	By:	/s/ Aoife Brennan
Aoife Brennan, M.B., Ch.B.
President and Chief Executive Officer